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                                                                   EXHIBIT 99(a)
                           CERTIFICATE OF AUTHENTICITY


I, James A. Gilbert, as Secretary of HBO & Company (the "Company") do hereby certify that the following is a true copy of the Resolutions relating to the stock split in the form of a stock dividend adopted by the Board of Directors of the Company at a Board meeting held May 14, 1996.


     May 14, 1996                       /s/ James A. Gilbert
- ---------------------                   ------------------------------------
         DATE                            JAMES A. GILBERT
                                         Secretary


RESOLUTION NO. 1:   TWO-FOR-ONE STOCK SPLIT IN THE FORM OF
                    A STOCK DIVIDEND


RESOLVED, that a two-for-one stock dividend in the form of fully paid and nonassessable shares of the authorized and unissued shares of the common stock, par value $.05 per shares (the "Common Stock") of the Corporation is hereby declared payable, to the holders of record of Common Stock issued and outstanding as of the close of business on May 27, 1996, in proportion to their stockholdings at that time, that is to say, two shares of Common Stock for every one share of Common Stock held of record by them respectively on said date, payable on June 10, 1996;

FURTHER RESOLVED, that there be transferred from the retained earnings to capital of the Corporation an amount equal to the par value of all shares of Common Stock issued in respect of such dividend;

FURTHER RESOLVED, that the appropriate officers of the Corporation are hereby authorized and directed to execute any and all documents or agreements as may be required to be submitted to any agency or entity, including without limitation the Securities and Exchange Commission, the National Association of Securities Dealers Exchange and the transfer agent of the Corporation, and to take such further action as they in their sole discretion deem necessary or appropriate in order to effectuate the purposes and intent of the foregoing resolutions; and








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